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Pricing Supplement No. 17                                      Filing Under
                      ----                                    Rule 424(b)(2)
(To Prospectus Supplement dated June 4, 1997
 including the Prospectus dated May 21, 1997)
                                                              Registration
Trade Date: 11/7/97                                           File No.
           ---------------                                    333-27141




                              IKON Capital, Inc.
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP: 45171EAJ6
      ---------------------------------
Principal Amount:   50,000,000           Floating Rate Notes: X
                 ----------------------                      -------------------
Interest Rate (if fixed rate):                     Interest Rate Basis:
                              ---------                                ---------
Interest Payment Date(s): Feb 12, May 12
                          Aug 12, Nov 12   -Commercial Paper Rate:
                          --------------                          ----------
   (other than June 15 and December 15)    -Prime Rate:
Regular Record Date(s): Jan 29, Apr 28
                        July 29, Oct 29                ---------------------
                       ----------------    -LIBOR: 3 Month Libor (Telerate Page
                                                   3750)
   (other than May 31 and November 30)            --------------------------
Stated Maturity:  11/12/99                 -Treasury Rate:
                -----------------------                   ------------------
Specified Currency: US Dollars             -CD Rate:
                   --------------------             ------------------------
Applicable Exchange Rate (if any): N/A     -Federal Funds Rate:
                                  -----                        -------------
       US Dollar $1.00 = N/A               -Other:
                        ---------------           --------------------------
Issue Price (as a percentage of
             principal amount): 100%
                               --------  Index Maturity:
Selling Agent:                                          ------------------------
  -Lehman Brothers:         X            Spread: +.0525%
                   ----------------             --------------------------------
  -Chase Securities, Inc.:               Spread Multiplier:
                          ---------                        ---------------------
  -Goldman, Sachs & Co:                  Maximum Interest Rate:
                       ------------                            -----------------
  -Merrill Lynch & Co:                   Minimum Interest Rate:
                      -------------                            -----------------
  -Other:                                Initial Interest Rate: 5.81422%
         --------------------------                            -----------------
                                           Interest Reset Date(s)
Selling Agent's Commission (%): .25%       (if semi-annually or annually):
                               --------
Purchasing Agent: N/A                      -------------------------------------
                 ----------------------      Third Wednesday of:
Purchasing Agent's Discount or                                  ----------------
             Commission (%): N/A               Interest Reset Date (if weekly,
                            -----------        monthly, or quarterly):
Type of Sale:                                                         ----------
        As Agent: X   As Principal:      Interest Determination Date(s):
                 ----              ----                                 --------
Net proceeds to the Company:  49,875,000 Calculation Date(s):
                            ------------                     -------------------
Settlement date (original issue          Calculation Agent:
  date): 11/12/97                                          ---------------------
        -------------------------------  Interest Payment Date(s): Feb 12,
                                                         May 12, Aug 12, Nov 12
Redemption Commencement Date (if                         ----------------------
  any): N/A                                 (other than June 15 and December 15)
       --------------------------------  Regular Record Date(s): Jan 29, Apr 28,
                                                                 July 29, Oct 29
Redemption Period: N/A                                          ----------------
                  ---------------------     (other than May 31 and November 30)
Exchange Rate Agent: N/A                 Interest Reset Period:
                    -------------------                        -----------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated:
                   ---               ---

Authorized by: /s/  O. Gordon Brewer, Jr.
              ------------------------------------------------------
                    O. Gordon Brewer, Jr.